Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 18, 2004, relating to the consolidated and combined financial statements of Braskem S.A., which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

PricewaterhouseCoopers

Auditores Independentes

São Paulo, Brazil

June 7, 2004

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